UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2022

GUARDION HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38861	47-4428421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2925 Richmond Avenue, Suite 1200

Houston, Texas 77098

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 873-5141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GHSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 16, 2022, Guardion Health Sciences, Inc. (the “Company”) held its annual meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders (i) re-elected each of Robert N. Weingarten, Mark Goldstone, Donald A. Gagliano, M.D., Michaela Griggs and Bret Scholtes as members of the Company’s board of directors (the “Board”) to serve until Company’s next annual meeting of stockholders or until their successors are elected and qualified or until their earlier death, resignation or removal, (ii) ratified the appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and (iii) approved an amendment to the Company’s 2018 Equity Incentive Plan (the “2018 Plan”) to increase the number of shares of common stock issuable thereunder to 10,000,000 shares.

The proposal to grant discretionary authority to the Company’s Board to amend the Company’s Certificate of Incorporation, as amended, to combine outstanding shares of the Company’s common stock into a lesser number of outstanding shares (the “Reverse Stock Split”) at a specific ratio within a range of no split to a maximum of a 1-for-30 split, with the exact ratio to be determined by the Board in its sole discretion was not approved by the requisite vote of a majority of the Company’s issued and outstanding shares. As previously disclosed in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 25, 2022, the Company received a written notice from Nasdaq that it was not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2), indicating that the Company has until July 25, 2022 to regain compliance with the minimum closing bid price requirement, as may be extended for an additional 180 calendar day period, subject to the sole discretion of Nasdaq. The Company is considering scheduling a special meeting of stockholders to reconsider the Reverse Stock Split proposal and will provide information to its stockholders, when available.

Stockholders of record at the close of business on April 18, 2022 (the “Record Date”) were entitled to notice of and one vote for each share of common stock held by such stockholder. On the Record Date, there were 61,426,993 shares of common stock issued and outstanding, of which 25,625,789 shares of common stock were represented at the Meeting, or approximately 42% of the total outstanding shares of common stock on the Record Date, which was sufficient to constitute a quorum pursuant to the Company’s Second Amended and Restated Bylaws, as amended, and to transact business.

Set forth below are the final voting results for each of the proposals:

Proposal No. 1 – Election of directors

Robert N. Weingarten, Mark Goldstone, Donald A. Gagliano, M.D., Michaela Griggs and Bret Scholtes were elected to serve until the Company’s next annual meeting of stockholders or until their successors are elected and qualified, or until their earlier death, resignation or removal. The voting results were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Robert N. Weingarten	9,270,120	3,838,847	12,516,811
Mark Goldstone	8,978,864	4,130,103	12,516,811
Donald Gagliano, M.D.	9,619,116	3,489,851	12,516,811
Michaela Griggs	9,708,321	3,400,646	12,516,811
Bret Scholtes	9,479,438	3,629,529	12,516,811

Proposal No. 2 – Ratification of the appointment of the independent registered public accounting firm

The appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 was ratified. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
22,035,292	1,926,584	0	0

Proposal No. 3 – Approval of an amendment to the 2018 Plan to increase the number of shares of common stock issuable thereunder to 10,000,000 shares

Stockholders of the Company approved an amendment to the 2018 Plan to increase the number of shares of common stock issuable thereunder to 10,000,000 shares from 1,666,666 shares. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,856,535	6,015,513	236,919	12,516,811

Proposal No. 4 – Approval of granting the Board discretionary authority to effectuate the Reverse Stock Split

Stockholders of the Company did not approve granting the Board discretionary authority to effectuate the Reverse Stock Split. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,215,313	8,923,044	487,421	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDION HEALTH SCIENCES, INC.
Date: June 16, 2022
	By:	/s/ Bret Scholtes
	Name:	Bret Scholtes
	Title:	Chief Executive Officer